Exhibit 4.2

NUMBER	SHARES

C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [•]

INVESTCORP EUROPE ACQUISITION CORP I

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT                  is the owner of                  Class A ordinary shares, par value $0.0001 per share (each, a “Class A Ordinary Share”), of Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within 15 months from the closing of the Company’s initial public offering (or up to 21 months, as may be extended by the Company in accordance with its amended and restated memorandum and articles of association), all as more fully described in the Company’s final prospectus dated [•], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Investcorp Europe Acquisition Corp I

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian (Cust) (Minor)

TEN ENT	—	as tenants by the entireties

Under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Class A Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated             , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within 15 months from the closing of the Company’s initial public offering (or up to 21 months, as may be extended by the Company in accordance with its amended and restated memorandum and articles of association), or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A Ordinary Shares represented by this certificate in connection with (x) a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination or (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of its Class A Ordinary Shares if the Company does not complete an initial business combination within 15 months from the closing of the Company’s initial public offering (or up to 21 months, as may be extended by the Company in accordance with its amended and restated memorandum and articles of association) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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